Exhibit 4.10(a)

Addendum No. 1 to the Service Agreement, dated February 1, 2014
Dated and Signed April 4, 2017

BETWEEN:	Ituran Location and Control, Ltd. Public Company No. 52-0043811
Of: 3 Hashikma Street, Azor
	(hereinafter: "the Company")	Party of the First Part;
AND:	Mr. Eyal Sheratzky
I.D. No. 023909641
Of: 7 Shrage Freidman, Tel Aviv
	(hereinafter: "Eyal")	Party of the Second Part;
AND:	ORAS Capital Ltd.
Private Company No. 514079417
Of: 14 Dulchin Street, Tel Aviv
	(hereinafter: "the Service Provider")	Party of the Third Part;

WHEREAS:	the Company and the Service Provider and Eyal have entered into a Service Agreement dated February 1, 2014 (hereinafter: "the Agreement").

AND WHEREAS:	the parties wish to extend the term of the Agreement for an additional term of three years;

THEREFORE, THE PARTIES DECLARED, AGREED AND STIPULATED AS FOLLOWS:

According to Section 6.1 to the Agreement, the term of the Agreement shall be extended for additional three years, starting from February 1, 2017.

        AND IN WITNESS THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES:

----------------------             -----------------------------
EYAL                                  THE COMPANY

----------------------
THE EMPLOYER